Exhibit 99.1

FortuneX Acquisition Corporation Announces Separate Trading of its Ordinary Shares and Warrants

NEW YORK, NY, July 1, 2026 (GLOBE NEWSWIRE) – FortuneX Acquisition Corporation (Nasdaq: FXACU) (the “Company”), a Cayman Islands exempted company, announced that holders of the Company’s units sold in its initial public offering may elect to separately trade the ordinary shares and warrants included in the units, commencing on or about July 1, 2026.

Any units not separated will continue to trade on the Nasdaq Global Market under the symbol “FXACU” and the separated ordinary shares and warrants are expected to trade under the symbols “FXAC” and “FXACW,” respectively. Only whole warrants will trade, and no fractional warrants will be issued upon separation of the units. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into ordinary shares and warrants.

Each unit consists of one ordinary share and one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share, subject to adjustment as described in the Company’s prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About FortuneX Acquisition Corporation

FortuneX Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact

Daniel M. McCabe

FortuneX Acquisition Corporation

Chief Executive Officer

(212) 612-1400